As filed with the Securities and Exchange Commission on October 14, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4316614
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

One Edwards Way

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

EDWARDS LIFESCIENCES CORPORATION
2001 EMPLOYEE STOCK PURCHASE PLAN FOR UNITED STATES EMPLOYEES

(Full title of the Plan(s))

Michael A. Mussallem

Chairman of the Board and Chief Executive Officer

Edwards Lifesciences Corporation

One Edwards Way

Irvine, California 92614

(Name and address of agent for service)

(949) 250-2500

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees Common Stock, $1.00 par value	800,000 shares	$52.32	$41,856,000.00	$1,644.95
Preferred Stock Purchase Rights	800,000 rights	N/A(3)	N/A(3)	N/A(3)

(1)   This Registration Statement shall also cover any additional shares of common stock which become issuable under the Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)   Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act on the basis of the average of the high and low selling price per share of the Registrant’s common stock on October 9, 2008, as reported on the New York Stock Exchange.

(3)   The preferred stock purchase rights initially are attached to and trade with the shares of common stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

Edwards Lifesciences Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 29, 2008;

(b)           The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008 and June 30, 2008, filed with the Commission on May 9, 2008 and August 8, 2008, respectively;

(c)           All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(d)           The descriptions of the Registrant’s common stock and the related preferred stock purchase rights associated with the common stock, which descriptions are contained in the registration statement on Form 8-A and the section entitled “Description of Edwards Lifesciences Capital Stock” in the registration statement on Form 10, including any amendments or reports filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

 Not applicable.

Item 5.    Interests of Named Experts and Counsel

 Not applicable.

Item 6.    Indemnification of Directors and Officers

 In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Registrant’s Restated Certificate of Incorporation provides that directors will not be personally liable to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

While the Registrant’s Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Registrant only if he or she is a director of the Registrant and is acting in his or her capacity as director, and do not apply to the Registrant’s officers who are not directors.

The Registrant’s Restated Certificate of Incorporation provides that each person who is, or was, a director or officer of the Registrant, and each person who serves, or may have served, at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified by and advanced expenses from the Registrant in connection with any liability incurred as a result of such service to the fullest extent permitted by the DGCL, as amended from time to time. Directors and officers will not be indemnified with respect to an action commenced by such directors or officers against the Registrant or by such directors or officers as a derivative action by or in the right of the Registrant.

The Registrant’s Restated Certificate of Incorporation provides that the right to indemnification and payment of expenses conferred therein will not be exclusive of any other right that any person may have or may in the future acquire under any agreement, vote of stockholders, vote of disinterested directors or otherwise. The Restated Certificate of Incorporation permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the Restated Certificate of Incorporation or the DGCL.

The Registrant has obtained directors and officers liability insurance providing coverage to its directors and officers.

Item 7.    Exemption from Registration Claimed

 Not applicable.

Item 8.    Exhibits

Exhibit Number	Exhibit
4

Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s registration statement on Form 8-A and the section entitled “Description of Edwards Lifesciences Capital Stock” in the registration statement on Form 10, together with any exhibits to such registration statements, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

5	Opinion and Consent of Morgan, Lewis & Bockius, LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Morgan, Lewis & Bockius, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees, as amended and restated as of February 15, 2007.

Item 9.    Undertakings

A.            The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Edwards Lifesciences Corporation Long-Term Incentive Compensation Program or the Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 14th day of October, 2008.

Edwards Lifesciences Corporation

By:	/s/ Michael A. Mussallem
Michael A. Mussallem
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Edwards Lifesciences Corporation, a Delaware corporation, do hereby constitute and appoint Bruce P. Garren, Michael A. Mussallem and Denise E. Botticelli, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and any of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Mussallem	Chairman of the Board and	October 14, 2008
Michael A. Mussallem	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas M. Abate	Corporate Vice President,	October 14, 2008
Thomas M. Abate	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Mike R. Bowlin	Director	October 14, 2008
Mike R. Bowlin

/s/ John T. Cardis	Director	October 14, 2008
John T. Cardis

/s/ Robert A. Ingram	Director	October 14, 2008
Robert A. Ingram

/s/ Barbara J. McNeil, M.D., Ph.D.	Director	October 14, 2008
Barbara J. McNeil, M.D., Ph.D.

/s/ Philip M. Neal	Director	October 14, 2008
Philip M. Neal

/s/ David E.I. Pyott	Director	October 14, 2008
David E.I. Pyott

EXHIBIT INDEX

Exhibit Number	Exhibit
4

Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s registration statement on Form 8-A and the section entitled “Description of Edwards Lifesciences Capital Stock” in the registration statement on Form 10, together with any exhibits to such registration statements, which are incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

5	Opinion and Consent of Morgan, Lewis & Bockius, LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2	Consent of Morgan, Lewis & Bockius, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1	Edwards Lifesciences Corporation 2001 Employee Stock Purchase Plan for United States Employees, as amended and restated as of February 15, 2008.